EX 99.28(g)(4)(i)

Execution Copy

Master Custodian Agreement

This Agreement is made as of December 30, 2010 by and among each management investment company identified on Appendix A hereto (each such investment company and each management investment company made subject to this Agreement in accordance with Section 20.5 below, shall hereinafter be referred to as (the “Fund”), and State Street Bank and Trust Company, a Massachusetts trust company (the “Custodian”).

Witnesseth:

Whereas, each Fund may or may not be authorized to issue shares of common stock or shares of beneficial interest in separate series (“Shares”), with each such series representing interests in a separate portfolio of securities and other assets;

Whereas, each Fund so authorized intends that this Agreement be applicable to each of its series set forth on Appendix A hereto (such series together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Section 20.6 below, shall hereinafter be referred to as the “Portfolio(s)”).

Whereas, each Fund not so authorized intends that this Agreement be applicable to it and all references hereinafter to one or more “Portfolio(s)” shall be deemed to refer to such Fund(s); and

Now, Therefore, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

Section 1.  Employment of Custodian and Property to be Held by It.

Each Fund hereby employs the Custodian as a custodian of assets of the Portfolios, including securities which the Fund, on behalf of the applicable Portfolio, desires to be held in places within the United States (“domestic securities”) and securities it desires to be held outside the United States (“foreign securities”).  Each Fund, on behalf of its Portfolio(s), agrees to deliver to the Custodian all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such Shares as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio which is not received by it or which is delivered out in accordance with Proper Instructions (as such term is defined in Section 9 hereof) including, without limitation, Portfolio property (i) held by brokers, private bankers or other entities on behalf of the Portfolio (each a “Local Agent”), (ii) held by Special Sub-Custodians (as such term is defined in Section 8 hereof), (iii) held by entities which have advanced monies to or on behalf of the Portfolio and which have received Portfolio property as security for such advance(s) (each a “Pledgee”), or (iv) delivered or otherwise removed from the custody of the Custodian (a) in connection with any Free Trade (as such term is defined in Sections 2.2(14) and 2.6(7) hereof) or (b) pursuant to Special Instructions (as such term is defined in Section 9 hereof).  With respect to uncertificated shares (the “Underlying Shares”) of registered “investment companies” (as defined in Section 3(a)(1) of the Investment Company Act of 1940, as amended from time to time (the “1940 Act”)), whether in the same “group of investment companies” (as defined in Section 12(d)(1)(G)(ii) of the 1940 Act) or otherwise, including, without limitation, pursuant to Section 12(d)(1)(F) of the 1940 Act (hereinafter sometimes referred to as the “Underlying Portfolios”) the holding of confirmation statements that identify the shares as being recorded in the Custodian’s name on behalf of the Portfolios will be deemed custody for purposes hereof.

Upon receipt of Proper Instructions, the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Trustees or the Board of Directors of the Fund (as appropriate, and in each case, the “Board”) on behalf of the applicable Portfolio(s), and provided that the Custodian shall have no more or less responsibility or liability to any Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.  The Custodian may place and maintain each Fund’s foreign securities with foreign banking institution sub-custodians employed by the Custodian and/or foreign securities depositories, all as designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Sections 3 and 4 hereof.

Section 2.  Duties of the Custodian with Respect to Property of the Portfolios to be Held in the United States.

Section 2.1  Holding Securities.  The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, including collateral of a U.S. registered broker-dealer held by the Portfolio, which is an asset of the Portfolio, to be held by it in the United States, including all domestic securities owned by such Portfolio other than (a) securities which are maintained pursuant to Section 2.8 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a “U.S. Securities System”) and (b) Underlying Shares owned by each Fund which are maintained pursuant to Section 2.10 hereof in an account with State Street Bank and Trust Company or such other entity which may from time to time act as a transfer agent for the Underlying Portfolios and with respect to which the Custodian is provided with Proper Instructions (the “Underlying Transfer Agent”).

Section 2.2  Delivery of Securities.  The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian, in a U.S. Securities System account of the Custodian or in an account at the Underlying Transfer Agent, only upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

1)
Upon sale of such securities for the account of the Portfolio in accordance with customary or established market practices and procedures, including, without limitation, delivery to the purchaser thereof or to a dealer therefor (or an agent of such purchaser or dealer) against expectation of receiving later payment;

2)	Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

3)	In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.8 hereof;

4)	To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

5)
To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

6)
To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.7 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

7)
Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with “street delivery” custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian’s own negligence or willful misconduct;

8)
For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

9)
In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

10)
For delivery in connection with any loans of securities made by the Portfolio (a) against receipt of collateral as agreed from time to time by the Fund on behalf of the Portfolio, except that in connection with any loans for which collateral is to be credited to the Custodian’s account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral or (b) to the lending agent, or the lending agent’s custodian, in accordance with written Proper Instructions (which may not provide for the receipt by the Custodian of collateral therefor) agreed upon from time to time by the Custodian and the Fund;

11)
For delivery as security in connection with any borrowing by a Fund on behalf of a Portfolio requiring a pledge of assets by the Fund on behalf of such Portfolio but only against receipt of amounts borrowed;

12)
For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the “Exchange Act”) and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”, formerly known as The National Association of Securities Dealers, Inc.), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund on behalf of a Portfolio;

13)
For delivery in accordance with the provisions of any agreement among a Fund on behalf of the Portfolio, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission (the “CFTC”) and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund on behalf of a Portfolio;

14)
Upon the sale or other delivery of such investments (including, without limitation, to one or more (a) Special Sub-Custodians or (b) additional custodians appointed by the Fund, and communicated to the Custodian from time to time via a writing duly executed by an authorized officer of the Fund, for the purpose of engaging in repurchase agreement transactions(s), each a “Repo Custodian”), and prior to receipt of payment therefor, as set forth in written Proper Instructions (such delivery in advance of payment, along with payment in advance of delivery made in accordance with Section 2.6(7), as applicable, shall each be referred to herein as a “Free Trade”), provided that such Proper Instructions shall set forth (y) the securities of the Portfolio to be delivered and (z) the person(s) to whom delivery of such securities shall be made;

15)
Upon receipt of instructions from the Fund’s transfer agent (the “Transfer Agent”) for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund related to the Portfolio (the “Prospectus”), in satisfaction of requests by holders of Shares for repurchase or redemption;

16)	In the case of a sale processed through the Underlying Transfer Agent of Underlying Shares, in accordance with Section 2.10 hereof;

17)	For delivery as initial or variation margin in connection with futures or options on futures contracts entered into by the Fund on behalf of the Portfolio; and

18)
For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio specifying (a) the securities of the Portfolio to be delivered and (b) the person or persons to whom delivery of such securities shall be made.

Section 2.3  Registration of Securities.  Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of a Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered management investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1.  All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Agreement shall be in “street name” or other good delivery form.  If, however, a Fund directs the Custodian to maintain securities in “street name”, the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

Section 2.4  Bank Accounts.  The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act.  Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board.  Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

Section 2.5  Collection of Income.  Except with respect to Portfolio property released and delivered pursuant to Section 2.2(14) or purchased pursuant to Section 2.6(7), and subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent.  Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder.  The Custodian shall credit income to the Portfolio as such income is received or in accordance with Custodian’s then current payable date income schedule.  Any credit to the Portfolio in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course and the Portfolio may be charged at the Custodian’s applicable rate for time credited.  Income due to each Portfolio on securities loaned pursuant to the provisions of Section 2.2(10) shall be the responsibility of the applicable Fund.  The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

Section 2.6  Payment of Fund Monies.  The Custodian shall pay out monies of a Portfolio as provided in Section 5 and otherwise upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, in the following cases only:

1)
Upon the purchase of domestic securities, derivatives and other instruments for the account of the Portfolio but only (a) in accordance with customary or established market practices and procedures, including, without limitation, delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such securities or evidence of title to such derivatives or other instruments to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.8 hereof; (c) in the case of a purchase of Underlying Shares, in accordance with the conditions set forth in Section 2.10 hereof; (d) in the case of repurchase agreements entered into between the applicable Fund on behalf of a Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of the Financial Industry Regulatory Authority (formerly NASD), (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian’s account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio; or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined herein;

2)	In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

3)	For the redemption or repurchase of Shares issued as set forth in Section 7 hereof;

4)
For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio:  interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

5)
For the payment of any dividends on Shares declared pursuant to the Fund’s articles of incorporation or organization and by-laws or agreement or declaration of trust, as applicable, and Prospectus (collectively, “Governing Documents”);

6)	For payment of the amount of dividends received in respect of securities sold short;

7)
Upon the purchase of domestic investments including, without limitation, repurchase agreement transactions involving delivery of Portfolio monies to Repo Custodian(s), and prior to receipt of such investments, as set forth in written Proper Instructions (such payment in advance of delivery, along with delivery in advance of payment made in accordance with Section 2.2(14), as applicable, shall each be referred to herein as a “Free Trade”), provided that such Proper Instructions shall also set forth (a) the amount of such payment and (b) the person(s) to whom such payment is made;

8)	For payment as initial or variation margin in connection with futures or options on futures contracts entered into by the Fund on behalf of the Portfolio; and

9)
For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the Portfolio specifying (a) the amount of such payment and (b) the person or persons to whom such payment is to be made.

Section 2.7  Appointment of Agents.  The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.  The Underlying Transfer Agent shall not be deemed an agent or sub-custodian of the Custodian for purposes of this Section 2.7 or any other provision of this Agreement.

Section 2.8  Deposit of Fund Assets in U.S. Securities Systems.  The Custodian may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System in compliance with the conditions of Rule 17f-4 under the 1940 Act, as amended from time to time.

Section 2.9  Segregated Account.  The Custodian shall upon receipt of Proper Instructions on behalf of each applicable Portfolio, establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities of the Portfolio, including securities maintained in an account by the Custodian pursuant to Section 2.8 hereof and collateral of a broker-dealer held by the Portfolio which is an asset of the Portfolio, (a) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the FINRA (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (b) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (c) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the U.S. Securities and Exchange Commission (the “SEC”), or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered management investment companies, and (d) for any other purpose in accordance with Proper Instructions.

Section 2.10  Deposit of Fund Assets with the Underlying Transfer Agent.  Underlying Shares beneficially owned by the Fund, on behalf of a Portfolio, shall be deposited and/or maintained in an account or accounts maintained with an Underlying Transfer Agent and the Custodian’s only responsibilities with respect thereto shall be limited to the following:

1)
Upon receipt of a confirmation or statement from an Underlying Transfer Agent that such Underlying Transfer Agent is holding or maintaining Underlying Shares in the name of the Custodian (or a nominee of the Custodian) for the benefit of a Portfolio, the Custodian shall identify by book-entry that such Underlying Shares are being held by it as custodian for the benefit of such Portfolio.

2)
In respect of the purchase of Underlying Shares for the account of a Portfolio, upon receipt of Proper Instructions, the Custodian shall pay out monies of such Portfolio as so directed, and record such payment from the account of such Portfolio on the Custodian’s books and records.

3)
In respect of the sale or redemption of Underlying Shares for the account of a Portfolio, upon receipt of Proper Instructions, the Custodian shall transfer such Underlying Shares as so directed, record such transfer from the account of such Portfolio on the Custodian’s books and records and, upon the Custodian’s receipt of the proceeds therefor, record such payment for the account of such Portfolio on the Custodian’s books and records.

The Custodian shall not be liable to the Fund for any loss or damage to the Fund or any Portfolio resulting from the maintenance of Underlying Shares with an Underlying Transfer Agent except for losses resulting directly from the fraud, negligence or willful misconduct of the Custodian or any of its agents or of any of its or their employees.

Section 2.11  Ownership Certificates for Tax Purposes.  The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

Section 2.12  Proxies.  Except with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7), the Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund or its agent such proxies, all proxy soliciting materials and all notices relating to such securities.

Section 2.13  Communications Relating to Portfolio Securities.  Except with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7), and subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the applicable Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Fund on behalf of the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio.  With respect to tender or exchange offers, the Custodian shall transmit promptly to the applicable Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer.  Subject to the Custodian’s standard of care noted in Section 17 below, the Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with domestic securities or other property of the Portfolios at any time held by it unless (i) the Custodian is in actual possession of such domestic securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.  The Custodian shall also transmit promptly to the applicable Fund for each Portfolio all written information received by the Custodian regarding any class action or other litigation in connection with Portfolio securities or other assets issued in the United States and then held, or previously held, during the term of this Agreement by the Custodian for the account of the Fund for such Portfolio, including, but not limited to, opt-out notices and proof-of-claim forms. For avoidance of doubt, upon and after the effective date of any termination of this Agreement, with respect to a Fund or its Portfolio(s), as may be applicable, the Custodian shall have no responsibility to so transmit any information under this Section 2.13.

Section 3.  Provisions Relating to Rules 17f-5 and 17f-7.

Section 3.1.  Definitions.  As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Eligible Foreign Custodian” has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian  (as set forth in Rule 17f-5 or by other appropriate action of the SEC), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

“Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7.

“Foreign Assets” means any of the Portfolios’ investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios’ transactions in such investments.

“Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5.

“Rule 17f-5” means Rule 17f-5 promulgated under the 1940 Act.

“Rule 17f-7” means Rule 17f-7 promulgated under the 1940 Act.

Section 3.2.  The Custodian as Foreign Custody Manager.

3.2.1  Delegation to the Custodian as Foreign Custody Manager.  Each Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

3.2.2  Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by any Fund with the agreement of the Foreign Custody Manager.  The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager.  The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by each Fund, on behalf of the applicable Portfolio(s), of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by such Fund’s Board on behalf of such Portfolio(s) responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation.  Execution of this Agreement by each Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A.  Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of such Portfolio to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager with respect to such Portfolio with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund.  Forty-five (45) days (or such shorter or longer period to which the parties may agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian’s acceptance of delegation is withdrawn.

Upon request by the Fund, the Custodian will identify the name, address and principal place of business of any Eligible Foreign Custodians and the name and address of the government agency or other regulatory authority that supervises or regulates such Eligible Foreign Custodian.

3.2.3  Scope of Delegated Responsibilities:

(a)           Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time.  In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

(b)           Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

(c)           Monitoring.  In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian.  In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder and shall use commercially reasonable efforts to withdraw the Foreign Assets from the Eligible Foreign Custodian as soon as reasonably practicable.

3.2.4  Guidelines for the Exercise of Delegated Authority. For purposes of this Section 3.2, the Board, or at the Board’s delegation, a Portfolio’s investment adviser, shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

3.2.5  Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred or at such other times as reasonably requested by the Board. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

3.2.6  Standard of Care as Foreign Custody Manager of a Portfolio.  In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

3.2.7  Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to each Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.  Each Fund represents to the Custodian that its Board has determined that it is reasonable for such Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Portfolios.

3.2.8  Effective Date and Termination of the Custodian as Foreign Custody Manager. Each Board’s delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party.  Termination will become effective forty-five (45) days after receipt by the non-terminating party of such notice.  The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

Section 3.3  Eligible Securities Depositories.

3.3.1  Analysis and Monitoring.  The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

3.3.2  Standard of Care. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

Section 4.  Duties of the Custodian with Respect to Property of the Portfolios to be Held Outside the United States.

Section 4.1  Definitions.  As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

“Foreign Securities System” means an Eligible Securities Depository listed on Schedule B hereto.

“Foreign Sub-Custodian” means an Eligible Foreign Custodian.

Section 4.2.  Holding Securities.  The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System.  The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

Section 4.3.  Foreign Securities Systems.  Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

Section 4.4.  Transactions in Foreign Custody Account.

4.4.1.  Delivery of Foreign Assets.  The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i)
Upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

(ii)	In connection with any repurchase agreement related to foreign securities;

(iii)	To the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

(iv)	To the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

(v)
To the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi)
To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case, the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such foreign securities prior to receiving payment for such foreign securities except as may arise from the Foreign Sub-Custodian’s own negligence or willful misconduct;

(vii)
For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii)
In the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(ix)	For delivery as security in connection with any borrowing by a Fund on behalf of a Portfolio requiring a pledge of assets by the Fund on behalf of such Portfolio;

(x)	In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(xi)
Upon the sale or other delivery of such foreign securities (including, without limitation, to one or more Special Sub-Custodians or Repo Custodians) as a Free Trade, provided that applicable Proper Instructions shall set forth (A) the foreign securities to be delivered and (B) the person or persons to whom delivery shall be made;

(xii)	In connection with the lending of foreign securities; and

(xiii)
For any other purpose, but only upon receipt of Proper Instructions specifying (A) the foreign securities to be delivered and (B) the person or persons to whom delivery of such securities shall be made.

4.4.2.  Payment of Portfolio Monies.  Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

(i)
Upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(ii)	In connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

(iii)
For the payment of any expense or liability of the Portfolio, including but not limited to the following payments:  interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

(iv)	For the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(v)	In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(vi)
Upon the purchase of foreign investments including, without limitation, repurchase agreement transactions involving delivery of Portfolio monies to Repo Custodian(s), as a Free Trade, provided that applicable Proper Instructions shall set forth (A) the amount of such payment and (B) the person or persons to whom payment shall be made;

(vii)	For payment of part or all of the dividends received in respect of securities sold short;

(viii)	In connection with the borrowing or lending of foreign securities; and

(ix)	For any other purpose, but only upon receipt of Proper Instructions specifying (A) the amount of such payment and (B) the person or persons to whom such payment is to be made.

4.4.3.  Market Conditions.  Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to each Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in a Board being provided with substantively less information than had been previously provided hereunder.

Section 4.5.  Registration of Foreign Securities.  The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the applicable Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities.  The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

Section 4.6  Bank Accounts.  The Custodian shall identify on its books as belonging to the applicable Fund cash (including cash denominated in foreign currencies) deposited with the Custodian.  Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian.  All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio.  Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

Section 4.7.  Collection of Income.  The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled.  In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.  The Custodian shall credit income to the applicable Portfolio as such income is received or in accordance with Custodian’s then current payable date income schedule.  Any credit to the Portfolio in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course and the Portfolio may be charged at the Custodian’s applicable rate for time credited.  Income on securities loaned other than from the Custodian’s securities lending program shall be credited as received.

Section 4.8  Shareholder Rights. With respect to the foreign securities held pursuant to this Section 4, the Custodian shall use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued.  Each Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of such Fund to exercise shareholder rights.

Section 4.9.  Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the applicable Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith).  With respect to tender or exchange offers, the Custodian shall transmit promptly to the applicable Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer.  The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.  The Custodian shall also transmit promptly to the applicable Fund all written information received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios regarding any class action or other litigation in connection with Portfolio foreign securities or other assets issued outside the United States and then held, or previously held, during the term of this Agreement by the Custodian via a Foreign Sub-Custodian for the account of the Fund for such Portfolio, including, but not limited to, opt-out notices and proof-of-claim forms.  For avoidance of doubt, upon and after the effective date of any termination of this Agreement, with respect to a Fund or its Portfolio(s), as may be applicable, the Custodian shall have no responsibility to so transmit any information under this Section 4.9.

Section 4.10.  Liability of Foreign Sub-Custodians.  Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian’s performance of such obligations.  At a Fund’s election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

Section 4.11  Tax Law.  The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on any Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof.  It shall be the responsibility of each Fund to notify the Custodian of the obligations imposed on such Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting.  The sole responsibilities of the Custodian with regard to such tax law shall be to use reasonable efforts to effect the withholding of local taxes and related charges with regard to market entitlements/payments in accordance with local law and subject to local market practice or custom, and to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which such Fund has provided such information.  Except as specifically provided in this Agreement or otherwise agreed to in writing by the Custodian, the Custodian shall have no independent obligation to determine the tax obligations now or hereafter imposed on any of the Funds by any taxing authority or to obtain or provide information relating thereto, and shall have no obligation or liability with respect to such tax obligations, it being specifically understood and agreed that the Custodian shall not thereby or otherwise be considered any Fund’s tax advisor or tax counsel.

Section 4.12.  Liability of Custodian.  The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in this Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

Section 5.  Contractual Settlement Services (Purchase / Sales)

    Section 5.1.  The Custodian shall, in accordance with the terms set out in this Section, debit or credit the appropriate cash account of each Portfolio in connection with (i) the purchase of securities for such Portfolio, and (ii) proceeds of the sale of securities held on behalf of such Portfolio, on a contractual settlement basis.

Section 5.2.  The services described above (the “Contractual Settlement Services”) shall be provided for such instruments and in such markets as the Custodian may advise from time to time. The Custodian may terminate or suspend any part of the provision of the Contractual Settlement Services under this Agreement at its sole discretion immediately upon notice to the Fund on behalf of each Portfolio, including, without limitation, in the event of force majeure events affecting settlement, any disorder in markets, or other changed external business circumstances affecting the markets or the Fund.

Section 5.3.  The consideration payable in connection with a purchase transaction shall be debited from the appropriate cash account of the Portfolio as of the time and date that monies would ordinarily be required to settle such transaction in the applicable market.  The Custodian shall promptly recredit such amount at the time that the Portfolio or the Fund notifies the Custodian by Proper Instruction that such transaction has been canceled.

Section 5.4.  With respect to the settlement of a sale of securities, a provisional credit of an amount equal to the net sale price for the transaction (the “Settlement Amount”) shall be made to the account of the Portfolio as if the Settlement Amount had been received as of the close of business on the date that monies would ordinarily be available in good funds in the applicable market.  Such provisional credit will be made conditional upon the Custodian having received Proper Instructions with respect to, or reasonable notice of, the transaction, as applicable; and the Custodian or its agents having possession of the asset(s) (which shall exclude assets subject to any third party lending arrangement entered into by a Portfolio) associated with the transaction in good deliverable form and not being aware of any facts which would lead them to believe that the transaction will not settle in the time period ordinarily applicable to such transactions in the applicable market.

Section 5.5.  Simultaneously with the making of such provisional credit, the Portfolio agrees that the Custodian shall have, and hereby grants to the Custodian, a security interest in any property at any time held for the account of the Portfolio to the full extent of the credited amount, and each Portfolio hereby pledges, assigns and grants to the Custodian a continuing security interest and a lien on any and all such property under the Custodian’s possession, in accordance with the terms of this Agreement.  In the event that the applicable Portfolio fails to promptly repay any provisional credit, the Custodian shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of The Commonwealth of Massachusetts.

Section 5.6.  The Custodian shall have the right to reverse any provisional credit or debit given in connection with the Contractual Settlement Services, followed by notice to the Fund, at any time when the Custodian believes, in its reasonable judgment, that such transaction will not settle in accordance with its terms or amounts due pursuant thereto will not be collectable or where the Custodian has not been provided Proper Instructions with respect thereto, as applicable, and the Portfolio shall be responsible for any costs or liabilities resulting from such reversal.  Upon such reversal (i) of a credit, a sum equal to the credited amount shall become immediately payable by the Portfolio to the Custodian and may be debited from any cash account held for benefit of the Portfolio, and (ii) of a debit, the Custodian shall recredit any amount so debited.

Section 5.7.  In the event that the Custodian is unable to debit an account of the Portfolio, and the Portfolio fails to pay any amount due to the Custodian at the time such amount becomes payable in accordance with this Agreement, (i) the Custodian may charge the Portfolio for costs and expenses associated with providing the provisional credit, including without limitation the cost of funds associated therewith, (ii) the amount of any accrued dividends, interest and other distributions with respect to assets associated with such transaction may be set off against the credited amount, (iii) the provisional credit and any such costs and expenses shall be considered an advance of cash for purposes of this Agreement and (iv) the Custodian shall have the right to setoff against any property and to sell, exchange, convey, transfer or otherwise dispose of any property at any time held for the account of the Portfolio to the full extent necessary for the Custodian to make itself whole.

Section 6.   Loan Servicing Provisions.

Section 6.1  General.  The following provisions shall apply with respect to investments, property or assets in the nature of loans, interests or participations in loans or assignments of loans, including without limitation interests in syndicated bank loans and bank loan participations, whether in the U.S. or outside the U.S. (collectively, “Loans”) entered into by a Fund on behalf of one or more of its Portfolios (each such Fund or Portfolio is referred to in this Section 6 as a “Fund”).

Section 6.2  Safekeeping.  Instruments, certificates, agreements and/or other documents which the Custodian may receive with respect to Loans, if any (collectively “Financing Documents”), from time to time, shall be held by the Custodian at its offices in Boston, Massachusetts.

Section 6.3  Duties of the Custodian.  The Custodian shall accept such Financing Documents, if any, with respect to Loans as may be delivered to it from time to time by a Fund.  The Custodian shall be under no obligation to examine the contents or determine the sufficiency of any such Financing Documents or to provide any certification with respect thereto, whether received by the Custodian as original documents, photocopies, by facsimile or otherwise.  Without limiting the foregoing, the Custodian is under no duty to examine any such Financing Documents to determine whether necessary steps have been taken or requirements met with respect to the assignment or transfer of the related Loan or applicable interest or participation in such Loan.  The Custodian shall be entitled to assume the genuineness, sufficiency and completeness of any Financing Documents received, and the genuineness and due authority of any signature appearing on such documents.  Notwithstanding any term of this Agreement to the contrary, with respect to any Loans, (i) the Custodian shall be under no obligation to determine, and shall have no liability for, the sufficiency of, or to require delivery of, any instrument, document or agreement constituting, evidencing or representing such Loan, other than to receive such Financing Documents, if any, as may be delivered or caused to be delivered to it by the applicable Fund (or its investment manager acting on its behalf), (ii) without limiting the generality of the foregoing, delivery of any such Loan (including without limitation, for purposes of Section 2.8 above) may be made to the Custodian by, and may be represented solely by, delivery to the Custodian of a facsimile or photocopy of an assignment agreement (an “Assignment Agreement”) or a confirmation or certification from such Fund (or the investment manager) to the effect that it has acquired such Loan and/or has received or will receive, and will deliver to the Custodian, appropriate Financing Documents constituting, evidencing or representing such Loan (such confirmation or certification, together with any Assignment Agreement, collectively, an “Assignment Agreement or Confirmation”), in any case without delivery of any promissory note, participation certificate or similar instrument (collectively, an “Instrument”), (iii) if an original Instrument shall be or shall become available with respect to any such Loan, it shall be the sole responsibility of such Fund (or the investment manager acting on its behalf) to make or cause delivery thereof to the Custodian, and the Custodian shall be under no obligation at any time or times to determine whether any such original Instrument has been issued or made available with respect to such Loan, and shall not be under any obligation to compel compliance by such Fund to make or cause delivery of such Instrument to the Custodian, and (iv) any reference to Financing Documents appearing in this Section 6 shall be deemed to include, without limitation, any such Instrument and/or Assignment Agreement or Confirmation.

If payments with respect to a Loan (“Loan Payment”) are not received by the Custodian on the date on which they are due, as reflected in the Payment Schedule (as such term is defined in Section 6.4 below) of the Loan (“Payment Date”), or in the case of interest payments, not received either on a scheduled interest payable date, as reported to the Custodian by the applicable Fund (or the investment manager acting on its behalf) for the Loan (the “Interest Payable Date”), or in the amount of their accrued interest payable, the Custodian shall promptly, but in no event later than one business day after the Payment Date or the Interest Payable Date, give telephonic notice to the party obligated under the Financing Documents to make such Loan Payment (the “Obligor”) of its failure to make timely payment, and (2) if such payment is not received within three business days of its due date, shall notify such Fund (or the investment manager on its behalf) of such Obligor’s failure to make the Loan Payment.  The Custodian shall have no responsibility with respect to the collection of Loan Payments which are past due, other than the duty to notify the Obligor and the applicable Fund (or the investment manager acting on its behalf) as provided herein.

The Custodian shall have no responsibilities or duties whatsoever under this Agreement, with respect  to Loans or the Financing Documents, except for such responsibilities as are expressly set forth herein.  Without limiting the generality of the foregoing, the Custodian shall have no obligation to preserve any rights against prior parties or to exercise any right or perform any obligation in connection with the Loans or any Financing Documents (including, without limitation, no obligation to take any action in respect of or upon receipt of any consent solicitation, notice of default or similar notice received from any bank agent or Obligor, except that the Custodian shall undertake reasonable efforts to forward any such notice to the applicable Fund or the investment manager acting on its behalf).  In case any question arises as to its duties hereunder, the Custodian may request instructions from the applicable Fund and shall be entitled at all times to refrain from taking any action unless it has received Proper Instructions from such Fund or the investment manager and the Custodian shall in all events have no liability, risk or cost for any action taken, with respect to a Loan, pursuant to and in compliance with the Proper Instructions of such parties.

The Custodian shall be only responsible and accountable for Loan Payments actually received by it and identified as for the account of the applicable Fund; any and all credits and payments credited to such Fund, with respect to Loans, shall be conditional upon clearance and actual receipt by the Custodian of final payment thereon.

The Custodian shall promptly, upon the applicable Fund’s request, release to such Fund’s investment manager or to any party as such Fund or the Fund’s investment manager may specify, any Financing Documents being held on behalf of such Fund.  Without limiting the foregoing, the Custodian shall not be deemed to have or be charged with knowledge of the sale of any Loan, unless and except to the extent it shall have received written notice and instruction from the applicable Fund (or the investment manager acting on its behalf) with respect thereto, and except to the extent it shall have received the sale proceeds thereof.

In no event shall the Custodian be under any obligation or liability to make any advance of its own funds with respect to any Loan.

Section 6.4  Responsibility of the Funds.  With respect to each Loan held by the Custodian hereunder in accordance with the provisions hereof, the applicable Fund shall (a) cause the Financing Documents evidencing such Loan to be delivered to the Custodian; (b) include with such Financing Documents an amortization schedule of payments (the “Payment Schedule”) identifying the amount and due dates of scheduled principal payments, the Interest Payable Date(s) and related payment amount information, and such other information with respect to the related Loan and Financing Documents as the Custodian reasonably may require in order to perform its services hereunder (collectively, “Loan Information”), in such form and format as the Custodian reasonably may require; (c) take, or cause the investment manager to take, all actions necessary to acquire good title to such Loan (or the participation in such Loan, as the case may be), as and to the extent intended to be acquired; and (d) cause the Custodian to be named as its nominee for payment purposes under the Financing Documents or otherwise provide for the direct payment of the Payments to the Custodian.  The Custodian shall be entitled to rely upon the Loan Information provided to it by a Fund (or the investment manager acting on its behalf) without any obligation on the part of the Custodian independently to verify, investigate, recalculate, update or otherwise confirm the accuracy or completeness thereof; and the Custodian shall have no liability for any delay or failure on the part of a Fund in providing necessary Loan Information to the Custodian, or for any inaccuracy therein or incompleteness thereof.  With respect to each such Loan, the Custodian shall be entitled to rely on any information and notices it may receive from time to time from the related bank agent, Obligor or similar party with respect to the related Loan, and shall be entitled to update its records on the basis of such information or notices received, without any obligation on its part independently to verify, investigate or recalculate such information.

Section 6.5  Instructions; Authority to Act.  The certificate of the Secretary or an Assistant Secretary of a Fund, identifying certain individuals approved by such Fund’s Board to be officers of  the Fund or employees of such Fund’s investment manager and authorized to sign any such instructions, may be received and accepted as conclusive evidence of the incumbency and authority of such to act and may be considered by the Custodian to be in full force and effect until it receives written notice to the contrary from the Secretary or Assistant Secretary of such Fund.  Notwithstanding any other provision of this Agreement, the Custodian shall have no responsibility to ensure that any investment by a Fund with respect to Loans has been authorized.

Section 6.6  Attachment.  In case any portion of the Loans or the Financing Documents shall be attached or levied upon pursuant to an order of court, or the delivery or disbursement thereof shall be stayed or enjoined by an order of court, or any other order, judgment or decrees shall be made or entered by any court affecting the property of the applicable Fund or any act of the Custodian relating thereto, the Custodian is hereby expressly authorized in its sole discretion to obey and comply with all orders, judgments or decrees so entered or issued, without the necessity of inquire whether such court had jurisdiction, and, in case the Custodian obeys or complied with any such order, judgment or decree, it shall not be liable to anyone by reason of such compliance.

Section 7.  Payments for Sales or Repurchases or Redemptions of Shares.

The Custodian shall receive from the distributor of the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by the applicable Fund.  The Custodian will provide timely notification to such Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

From such funds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares.  In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders.  In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by a Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between such Fund and the Custodian.

Section 8.  Special Sub-Custodians.

Upon receipt of Special Instructions (as such term is defined in Section 9 hereof), the Custodian shall, on behalf of one or more Portfolios, appoint one or more banks, trust companies or other entities designated in such Special Instructions to act as a sub-custodian for the purposes of effecting such transaction(s) as may be designated by a Fund in Special Instructions.  Each such designated sub-custodian is referred to herein as a “Special Sub-Custodian.”  Each such duly appointed Special Sub-Custodian shall be listed on Schedule D hereto, as it may be amended from time to time by a Fund, with the acknowledgment of the Custodian.  In connection with the appointment of any Special Sub-Custodian, and in accordance with Special Instructions, the Custodian shall enter into a sub-custodian agreement with the Fund and the Special Sub-Custodian in form and substance approved by such Fund, provided that such agreement shall in all events comply with the provisions of the 1940 Act and the rules and regulations thereunder and the terms and provisions of this Agreement.

Section 9.  Proper Instructions and Special Instructions.

“Proper Instructions,” which may also be standing instructions, as such term is used throughout this Agreement shall mean instructions received by the Custodian from a Fund, a Fund’s duly authorized investment manager or investment adviser, or a person or entity duly authorized by either of them.  Such instructions may be in writing signed by the authorized person or persons or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed from time to time by the Custodian and the person(s) or entity giving such instruction, provided that the Fund has followed any security procedures agreed to from time to time by the applicable Fund and the Custodian including, but not limited to, the security procedures selected by the Fund via the form of Funds Transfer Addendum hereto, the terms of which are hereby agreed to.  Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to provide such instructions with respect to the transaction involved; the Fund shall cause all oral instructions to be confirmed in writing and given on a recorded line provided by the Fund, provided that the Custodian shall not be responsible or liable for complying with any such oral instructions not provided on a recorded line.  For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any multi-party agreement which requires a segregated asset account in accordance with Section 2.9 hereof.

“Special Instructions,” as such term is used throughout this Agreement, means Proper Instructions countersigned or confirmed in writing by the Treasurer or any Assistant Treasurer of the applicable Fund or any other person designated in writing by the Treasurer of such Fund, which countersignature or confirmation shall be (a) included on the same instrument containing the Proper Instructions or on a separate instrument clearly relating thereto and (b) delivered by hand, by facsimile transmission, or in such other manner as the Fund and the Custodian agree in writing.

Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, each Fund shall deliver to the Custodian, duly certified by such Fund’s Treasurer or Assistant Treasurer, a certificate setting forth:  (i) the names, titles, signatures and scope of authority of all persons authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund and (ii) the names, titles and signatures of those persons authorized to give Special Instructions.  Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Custodian of a similar certificate to the contrary.

Section 10.  Evidence of Authority.

The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the applicable Fund.  The Custodian may receive and accept a copy of a resolution certified by the Secretary or an Assistant Secretary of any Fund as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the applicable Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

Section 11.  Actions Permitted without Express Authority.

The Custodian may in its discretion, without express authority from the applicable Fund on behalf of each applicable Portfolio:

1)
Make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement; provided that all such payments shall be accounted for to the Fund on behalf of the Portfolio;

2)	Surrender securities in temporary form for securities in definitive form;

3)	Endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

4)
In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the applicable Board.

Section 12.  Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income.

The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the applicable Board to keep the books of account of each Portfolio and/or compute the net asset value per Share of the outstanding Shares or, if directed in writing to do so by a Fund on behalf of a Portfolio, shall itself keep such books of account and/or compute such net asset value per Share.  If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components.  Each Fund acknowledges and agrees that, with respect to investments maintained with the Underlying Transfer Agent, the Underlying Transfer Agent is the sole source of information on the number of shares of a fund held by it on behalf of a Portfolio and that the Custodian has the right to rely on holdings information furnished by the Underlying Transfer Agent to the Custodian in performing its duties under this Agreement, including without limitation, the duties set forth in this Section 12 and in Section 13 hereof; provided, however, that the Custodian shall be obligated to reconcile information as to purchases and sales of Underlying Shares contained in trade instructions and confirmations received by the Custodian and to report promptly any discrepancies to the Underlying Transfer Agent.  The calculations of the net asset value per Share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Prospectus.  Each Fund acknowledges that, in keeping the books of account of the Portfolio and/or making the calculations described herein with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7) hereof, the Custodian is authorized and instructed to rely upon information provided to it by the Fund, the Fund’s counterparty(ies), or the agents of either of them.

Section 13.  Records.

The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of each Fund under the 1940 Act, with particular attention to section 31 thereof and Rules 31a-1 and 31a-2 thereunder.  All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of such Fund and employees and agents of the SEC.  The Custodian shall, at a Fund’s request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.  Each Fund acknowledges that, in creating and maintaining the records as set forth herein with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7) hereof, the Custodian is authorized and instructed to rely upon information provided to it by the Fund, the Fund’s counterparty(ies), or the agents of either of them.

The Custodian shall provide to the Fund: (a) sub-certifications in connection with Sarbanes-Oxley Act of 2002 certification requirements; and (b) periodic reports and reasonable documentation for delivery to the Fund’s Chief Compliance Officer or its designee in connection with Rule 38a-1 under the 1940 Act with respect to the services contemplated by this Agreement and the Custodian’s compliance with its operating policies and procedures related thereto.

Section 14.  Opinion of Fund’s Independent Accountant.

The Custodian shall take all reasonable action, as a Fund with respect to a Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund’s independent accountants with respect to its activities hereunder in connection with the preparation of the Fund’s Form N-1A or Form N-2, as applicable, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

Section 15.  Reports to Fund by Independent Public Accountants.

The Custodian shall provide the applicable Fund, on behalf of each of the Portfolios at such times as such Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System (either, a “Securities System”), relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

Section 16.  Compensation of Custodian.

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between each Fund on behalf of each applicable Portfolio and the Custodian.

Section 17.  Responsibility of Custodian.

So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any Proper Instructions, notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement which requires a segregated asset account in accordance with Section 2.9 hereof.  The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to any Fund for any action taken or omitted by it in good faith and without negligence, including, without limitation, acting in accordance with any Proper Instruction.  The Custodian shall be entitled to rely on and may act upon advice of legal counsel (who may be legal counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice and acting in accordance with the standard of care hereunder.  The Custodian shall be without liability to any Fund or Portfolio for any loss, liability, claim or expense resulting from or caused by anything that is part of Country Risk (as defined in Section 3 hereof), including without limitation nationalization, expropriation, currency restrictions, insolvency of a Foreign Sub-custodian, acts of war, revolution, riots or terrorism.

Except as may arise from the Custodian’s own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to any Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts; (ii) errors by any Fund or its duly authorized investment manager or investment adviser in their instructions to the Custodian provided such instructions have been in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any act or omission of a Special Sub-Custodian including, without limitation, reliance on reports prepared by a Special Sub-Custodian; (v) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian’s sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (vi) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, any Fund, the Custodian’s sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vii) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (viii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.  The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in this Agreement.  In no event shall the Custodian be liable for indirect, special or consequential damages.

If a Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, such Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

If a Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement), or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own negligent action, negligent failure to act or willful misconduct, or if a Fund fails to compensate the Custodian pursuant to Section 16 hereof, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio’s assets to the extent necessary to obtain reimbursement.

Except as may arise from the Custodian’s own negligence or willful misconduct, each Fund shall indemnify and hold the Custodian harmless from and against any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities which may be asserted against the Custodian (a) acting in accordance with any Proper Instruction or Special Instruction including, without limitation, any Proper Instruction with respect to Free Trades including, but not limited to, cost, expense, loss, damage, liability, tax, charge, assessment or claim resulting from (i) the failure of the applicable Fund to receive income with respect to purchased investments, (ii) the failure of the applicable Fund to recover amounts invested on maturity of purchased investments, (iii) the failure of the Custodian to respond to or be aware of notices or other corporate communications with respect to purchased investments, or (iv) the Custodian’s reliance upon information provided by the applicable Fund, such Fund’s counterparty(ies) or the agents of either of them with respect to Fund property released, delivered or purchased pursuant to either of Section 2.2(14) or Section 2.6(7) hereof; (b) for the acts or omissions of any Special Sub-Custodian; or (c) for the acts or omissions of any Local Agent or Pledgee.  In no event shall the fund be liable for indirect, special or consequential damages.

In the event of equipment failure, work stoppage, governmental action, communication disruption or other impossibility of performance beyond the Custodian’s control, the Custodian shall take reasonable steps to minimize service interruptions.  The Custodian shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for (i) periodic back-up of the computer files and data with respect to the Funds; and (ii) emergency use of electronic data processing equipment to provide services under this Agreement.  Custodian will maintain a disaster recovery plan that complies with commercially reasonable industry standards.  Upon reasonable request, the Custodian shall discuss with senior management of the Funds such disaster recovery plan and/or provide a high-level presentation summarizing such plan.

Section 18.  Effective Period, Termination and Amendment.

This Agreement shall remain in full force and effect for an initial 2-year term ending January 1, 2013 (the “Initial Term”).  During the Initial Term, either party may terminate this Agreement: (i) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either (a) failed to cure or (b) failed to establish a remedial plan to cure that is reasonably acceptable, within 60 days’ written notice of such breach, or (ii) in the event of the appointment of a conservator or receiver for the other party or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction.   Upon termination of this Agreement pursuant to this paragraph with respect to any Fund or Portfolio, the applicable Fund shall pay Custodian its compensation due and shall reimburse Custodian for its costs, expenses and disbursements.

In the event of: (i) any Fund's termination of this Agreement prior to the end of the Initial Term with respect to such Fund or its Portfolio(s) for any reason other than as set forth in the immediately preceding  paragraph or (ii) a transaction not in the ordinary course of business pursuant to which the Custodian is not retained to continue providing services hereunder to a Fund or Portfolio (or its respective successor), the applicable Fund shall pay the Custodian its compensation due through the end of the Initial Term (based upon the average monthly compensation previously earned by Custodian with respect to such Fund or Portfolio) and shall reimburse the Custodian for its costs, expenses and disbursements.  Upon receipt of such payment and reimbursement, the Custodian will deliver such Fund’s or Portfolio’s securities and cash as set forth hereinbelow.  For the avoidance of doubt, no payment will be required pursuant to clause (ii) of this paragraph in the event of any transaction such as (a) the liquidation or dissolution of a fund or Portfolio and distribution of such Fund’s or Portfolio’s assets as a result of the Board’s determination in its reasonable business judgment that the Fund or Portfolio is no longer viable (b) a merger of a Fund or Portfolio into, or the consolidation of a Fund or Portfolio with, another entity, or (c) the sale by a Fund or Portfolio of all, or substantially all, of its assets to another entity, in each of (b) and (c) where the Custodian is retained to continue providing services to such Fund or Portfolio (or its respective successor) on substantially the same terms as this Agreement.

After the expiration of the Initial Term, this Agreement shall continue in full force and effect until terminated as hereinafter provided.    After the Initial Term, the Agreement may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than ninety (90) days after the date of such delivery or mailing. Notwithstanding the foregoing, this Agreement may be terminated at any time upon mutual written agreement of the parties hereto.

Termination of this Agreement with respect to any one particular Fund or Portfolio shall in no way affect the rights and duties under this Agreement with respect to any other Fund or Portfolio.  The provisions of Sections 4.11, 16 and 17 of this Agreement shall survive termination of this Agreement for any reason.

This Agreement may be amended at any time in writing by mutual agreement of the parties hereto.

Section 19.  Successor Custodian.

If a successor custodian for one or more Portfolios shall be appointed by the applicable Board, the Custodian shall, upon termination and receipt of Proper Instructions, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities, cash and other assets of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System or at the Underlying Transfer Agent.  Custodian shall also provide to the successor custodian a Fund’s records (as described in Section 13 of this Agreement) as reasonably requested by the Fund.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of Proper Instructions, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such Proper Instructions.

In the event that no Proper Instructions designating a successor custodian or alternative arrangements shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the 1940 Act, doing business in Boston, Massachusetts or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of each applicable Portfolio, and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System or at the Underlying Transfer Agent.  Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of any Fund to provide Proper Instructions as aforesaid, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

Section 20.  General.

Section 20.1  Massachusetts Law to Apply.  This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

Section 20.2  Prior Agreements.  This Agreement supersedes and terminates, as of the date hereof, all prior Agreements between each Fund on behalf of each of the Portfolios and the Custodian relating to the custody of such Fund’s assets.

Section 20.3  Assignment.  This Agreement may not be assigned by (a) any Fund without the written consent of the Custodian or (b) by the Custodian without the written consent of each applicable Fund.

    Section 20.4  Interpretive and Additional Provisions. In connection with the operation of this Agreement, the Custodian and each Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement.  Any such interpretive or additional provisions shall be in a writing signed by all parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of a Fund’s Governing Documents.  No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

Section 20.5  Additional Funds.  In the event that any management investment company in addition to those listed on Appendix A hereto desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such management investment company shall become a Fund hereunder and be bound by all terms and conditions and provisions hereof including, without limitation, the representations and warranties set forth in Section 20.7 below.

Section 20.6  Additional Portfolios.  In the event that any Fund establishes one or more series of Shares in addition to those set forth on Appendix A hereto with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

Section 20.7  The Parties.  All references herein to the “Fund” are to each of the management investment companies listed on Appendix A hereto, and each management investment company made subject to this Agreement in accordance with Section 20.5 above, individually, as if this Agreement were between such individual Fund and the Custodian.  In the case of a series corporation, trust or other entity, all references herein to the “Portfolio” are to the individual series or portfolio of such corporation, trust or other entity, or to such corporation, trust or other entity on behalf of the individual series or portfolio, as appropriate.  A copy of the Agreement and Declaration of Trust of each Fund that is a Massachusetts business trust is on file with the Secretary of State of The Commonwealth of Massachusetts. The Custodian agrees that the financial obligations of a Portfolio under this Agreement shall be binding only upon the assets of that Portfolio, and the Custodian shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees or shareholders of a Fund or a Portfolio in their individual capacity, and in no case shall the Custodian have recourse to the assets of any series of a Fund other than the Portfolio to which such obligation relates under this Agreement.

Any reference in this Agreement to “the parties” shall mean the Custodian and such other individual Fund as to which the matter pertains.  Each Fund hereby represents and warrants that (a) it is duly incorporated or organized and is validly existing in good standing in its jurisdiction of incorporation or organization; (b) it has the requisite power and authority under applicable law and its Governing Documents to enter into and perform this Agreement; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement; (d) this Agreement constitutes its legal, valid, binding and enforceable agreement; and (e) its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it.  The Custodian hereby represents and warrants that (a) it is duly organized and validly existing in its jurisdiction of organization; (b) it has the requisite power and authority under applicable law to enter into and perform this Agreement; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement; (d) this Agreement constitutes its legal, valid, binding and enforceable agreement; and (e) its execution of this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Custodian or any law or regulation applicable to it.

Section 20.8  Remote Access Services Addendum.  The Custodian and each Fund agree to be bound by the terms of the Remote Access Services Addendum hereto.

Section 20.9  Notices.  Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To any Fund:                                        c/o JNL Series Trust
226 W. Wacker Dr., Suite 1200
Chicago, IL  60606

Attention: Mark Nerud
Telephone: 312-338-5801
Telecopy: 312-236-3911

To the Custodian:                                State Street Bank and Trust Company
1200 Crown Colony Drive
Quincy, Massachusetts 02169

Attention: Matthew Malkasian
Telephone:  617-537-4685
Telecopy:  617-537-4779

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof.  Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

Section 20.10  Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement.

Section 20.11  Severability.  If any provision or provisions of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 20.12 Confidentiality.  The parties hereto agree that each shall treat confidentially all information provided by each party to the other party regarding its business and operations.  All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or receiving services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party.  The foregoing shall not be applicable to any information (i) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, or that is independently derived by any party hereto without the use of any information provided by the other party hereto in connection with this Agreement, (ii) that is required in any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, or by operation of law or regulation, or (iii) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.  Furthermore, and notwithstanding anything in this Section to the contrary, the Custodian may aggregate Fund or Portfolio data with similar data of other customers of the Custodian (“Aggregated Data”) and may use Aggregated Data for purposes of constructing statistical models so long as such Aggregated Data represents a sufficiently large sample that no Fund or Portfolio data can be identified either directly or by inference or implication. The undertakings and obligations contained in this Section 21.1 shall survive the termination or expiration of this Agreement for a period of three (3) years.

Section 20.13  Reproduction of Documents.  This Agreement and all schedules, addenda, exhibits, appendices, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.  The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 20.14  Regulation GG.  Each Fund hereby represents and warrants that it does not engage in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) (“Regulation GG”).  Each Fund hereby covenants and agrees that it shall not engage in an Internet gambling business.  In accordance with Regulation GG, each Fund is hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Custodian pursuant to this Agreement or otherwise between or among any party hereto.

Section 20.15  Data Privacy. The Custodian will implement and maintain a written information security program that contains appropriate security measures to safeguard the personal information of the Funds’ shareholders, employees, directors and/or officers that the Custodian receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder.  For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) social security number, (b) drivers license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account.  Notwithstanding the foregoing “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

Section 20.16  Shareholder Communications Election.  SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information.  In order to comply with the rule, the Custodian needs each Fund to indicate whether it authorizes the Custodian to provide such Fund’s name, address, and share position to requesting companies whose securities the Fund owns.  If a Fund tells the Custodian “no,” the Custodian will not provide this information to requesting companies.  If a Fund tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund.  For a Fund’s protection, the Rule prohibits the requesting company from using the Fund’s name and address for any purpose other than corporate communications.  Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES [ ]	The Custodian is authorized to release the Fund’s name, address, and share positions.

NO [X]	The Custodian is not authorized to release the Fund’s name, address, and share positions.

Signature Page

In Witness Whereof, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative under seal as of the date first above.

EACH OF THE ENTITIES
SET FORTH ON APPENDIX A HERETO

By: /s/ Mark D. Nerud
Name: Mark D. Nerud
Title: President and Chief Executive Officer

STATE STREET BANK AND TRUST COMPANY

By: /s/ Michael F. Rogers
        Name:  Michael F. Rogers
Title: Executive Vice President

APPENDIX A
to
Master Custodian Agreement

JNL/PPM America Floating Rate Income Fund

CLASS ACTION SERVICES AGREEMENT

This Class Action Services Agreement ("Agreement") is made this 2nd day of September, 2014, by and between JNL Series Trust on behalf of its portfolios listed on Appendix A attached hereto, as such Appendix may be amended from time to time, severally and not jointly, (the "Client") and STATE STREET BANK AND TRUST COMPANY, a bank and trust company organized under the laws of The Commonwealth of Massachusetts ("State Street").
INTRODUCTION:
Pursuant to the Class Actions Services Selection Form (as defined below), the Client may request State Street to transmit information and notices it receives as Custodian for the securities held for the account of the Client pursuant to the Custodian Agreement (as defined below) and file proofs of claim in connection with class actions involving the Client's U.S. Securities (as defined below). State Street is willing to carry out such transmission and filing on the terms set out in this Agreement and the Class Actions Services Selection Form. In the event of inconsistent terms, the terms and conditions contained in this Agreement shall prevail over those contained in the Custodian Agreement with respect to the Services (defined herein).
IT IS AGREED:
1.	Interpretation
1.1  In this Agreement, unless the context otherwise requires:
"Business Days" means those days on which The New York Stock Exchange is open for regular trading.
"Class Actions Services Selection Form" means that form attached hereto as Annex I, as such may be amended by the parties hereto from time to time.
"Custodian Agreement" means a custodian agreement entered into by the Client and State Street dated December 30, 2010 (as amended, modified or supplemented from time to time).
"Fund" means any Client or any of its portfolio series or sub-funds.
 "Services" means the transmission, in accordance with the Class Actions Services Selection Form, of all written information actually received by State Street in its capacity as Custodian under the Custodian Agreement regarding any class action or other litigation in connection with the U.S. Securities or other assets issued as may be agreed between the parties and then held, or previously held during the term of the Custodian Agreement by the Custodian for the account of the Client, including, but not limited to, opt-out notices and proof of claims forms, and, to the extent State Street has such information in its capacity as Custodian for the Client under the Custodian Agreement, the filing of proofs of claim in connection with such class actions.

"Term" means the period of time running from the date when State Street received the duly completed and signed Class Actions Services Selection Form until the Custodian Agreement or this Agreement is terminated, whichever is sooner.
"U.S. Securities" means portfolio assets of the Client for which State Street is serving as Custodian for the Client pursuant to the Custodian Agreement and which are securities or other assets issued in the United States of America that are held, or have been held during the term of the Custodian Agreement by State Street in its capacity as Custodian for the account of the Client, which assets have not been merged into another fund not covered by this Agreement.
1.2  General
(a)	A reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them.
(b)	The singular includes the plural and vice versa.
(c)	The word "person" includes, without limitation, an individual, a firm, an investment company, a body corporate or an unincorporated association.
(d)	The headings in this Agreement are for convenience only and shall not affect its interpretation.
2.	Appointment
The Client appoints State Street to act as an administrator with respect to the Client for purposes of the Services for the Term and on the terms set out in this Agreement. Subject to receiving a duly completed and signed Class Actions Services Selection Form, State Street accepts such appointment and agrees to render the Services according to the terms set out in this Agreement.
3.	Services
State Street agrees to provide the Services as soon as reasonably practicable subject to the terms of this Agreement. The Client acknowledges that State Street can only notify the Client of relevant class actions when State Street has received notice of the class action and, after a reasonable opportunity to investigate, when State Street's records as Custodian show that the Client is, or has been, a holder of the relevant U.S. Securities during the identified class action period. For avoidance of doubt, if (a) portfolio assets of U.S. Securities are transferred to another fund not covered by this Agreement through merger or reorganization or (b) upon and at any time after the effective date of any termination of this Agreement, then State Street shall have no responsibility to so transmit any information or file claims regarding class action suits relating to U.S. Securities for the Client.

State Street may only file claims on behalf of the Client on eligible positions held by it in its capacity as Custodian during the identified class action period. State Street will not file any claims for positions held by any other custodian.
4.	Charges
[OMITTED]
5.	Responsibility and Liability
With respect to the provisions of this Agreement, the Client agrees and acknowledges the following:
5.1	As the Client's agent, State Street will provide reasonable support in liaising with the class action administrator to resolve any queries arising from the Client's participation in the class action. While State Street anticipates that it will be able to provide such support based on information already in its possession, the Client agrees to provide State Street with supporting information and documentation as State Street may reasonably require from time to time in connection herewith. State Street shall have no liability to the Client for any actions taken or not taken in connection with this paragraph if State Street is unable to obtain required supporting information and documentation from the Client to enable it to file the appropriate proof of claim.
5.2	The Client acknowledges that in relation to any proof of claim to be filed by State Street on behalf of the Client with respect to a class action, as indicated on State Street's specific notification, it is important that only one claim is made on the Client's behalf. Therefore, the Client acknowledges that it is responsible to ensure that there is no duplication of claims and will ensure that where a proof of claim is to be or is submitted by State Street pursuant to the terms of this Agreement, no other party shall file a proof of claim for participation by the Client in the same eligible class action claim. The Client understands that duplication of claims could result in both claims being rejected and that State Street will have no responsibility should such duplication of claims occur. Should a third party be making a claim on the Client's behalf, the Client will, upon not less than thirty (30) days' notice, instruct State Street not to file a claim for the client in the relevant class action.
5.3	All warranties, representations, terms or duties express or implied by statute or otherwise in relation to the Services are hereby excluded, except those which cannot be lawfully excluded.
5.4	In performing the Services and acting on the Client's instructions, State Street is providing an administrative service and is not acting in a fiduciary capacity. The decision to participate in a class action through the filing of a proof of claim is solely the responsibility of the Client.

5.5	The performance of the Services under this Agreement does not result in State Street assuming any of the obligations of the Client, its investment managers, any custodian or any other agent.
5.6	State Street shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or non-performance of its duties hereunder unless such loss or damage is solely caused by or results from the gross negligence or wilful misconduct of State Street, its officers or employees. State Street shall be kept indemnified by the Client for any action taken or omitted by it in good faith without gross negligence. Instructions to State Street hereunder shall be provided in a manner consistent with the provisions of Section 9 of the Custodian Agreement and shall be deemed "Proper Instructions."
5.7	State Street shall have no liability for indirect, consequential, incidental, special, or punitive damages arising out of or in connection with the Services even if State Street has been advised of the possibility or likelihood of the same occurring.
5.8	[OMITTED]
5.9	State Street shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by events or circumstances beyond State Street's reasonable control.
5.10	Without limiting the generality of the foregoing, to the extent that any filing or other information is transmitted or received via Web-based or Internet services, State Street makes no representation or warranty that such transmission or receipt of information will be uninterrupted or error-free or that such information shall remain private and confidential. State Street has no control over the Internet and cannot guarantee that unauthorized parties may not be able to decrypt encrypted messages. Accordingly, in no event shall State Street be liable for any loss, damage, expense or other harm or injury arising out of (i) the performance or non-performance of the Internet or network services used in connection with the transmission or receipt of information over the Internet, including without limitation, the receiving party's Internet service provider or browser or any other software or (ii) the unauthorized interception or decryption of information transmitted or received via the Internet or network services.
5.11	After the termination of this Agreement or the Custodian Agreement, State Street shall have no responsibility to transmit any information to the Client nor file any proofs of claim for class actions previously notified to the Client or received after such termination and, accordingly, State Street shall have no further responsibility to provide the Services herein to the Client after such termination.
6.	Term
This Agreement shall terminate upon the earlier to occur of (i) the date specified in a written notice of termination sent by either party to the other party or (ii) the effective date that the

Custodian Agreement is terminated, regardless of the reason for such termination. State Street shall have no further obligations to the Client to provide the Services hereunder after any such termination unless otherwise agreed in writing.
7.	Notices
Notices and other communications to be given by one party to the other under this Agreement shall be addressed to the receiving party at the address below, or to such other address or number as that party may from time to time specify in writing to the other for the purpose.
if to State Street at:  State Street Bank and Trust Company
1776 Heritage Drive, JAB 5
North Quincy, MA 02171
Attn: Thomas Broderick

with a copy to:  State Street Bank and Trust Company
200 Newport Avenue
North Quincy, Massachusetts 02171
Attn: Suzanne Hinckley

if to Client:  c/o JNL Series Trust
226 West Wacker Drive, Suite 1200
Chicago, Illinois 60606
  Attn: Mark Nerud

Miscellaneous
8.1	No failure on the part of any party to exercise, and no delay on its part in exercising, any right or remedy under this Agreement will operate as a waiver, nor will any single or partial exercise of any right or remedy preclude any other or further exercise of that right or remedy, or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.
8.2	This Agreement shall not be assignable by either party without the prior written consent of the other party, except that State Street may assign its rights and obligations under this Agreement to an affiliate. Any successors or assignees of the Client or State Street shall be bound by this Agreement.
8.3	This Agreement may be amended only by written agreement between the parties.
8.4	This Agreement may be executed in separate counterparts, each of which shall be an original, but which together shall constitute one and the same agreement.
8.5	This Agreement constitutes the complete and exclusive agreement of the parties with regard to the Services. It supersedes and terminates as of its effective date, all prior oral or written agreements, arrangements or understandings between the parties relating to the Services.

8.	Governing Law and Jurisdiction
This Agreement and the construction performance and validity of it shall be governed by the laws of The Commonwealth of Massachusetts without regard to its conflict-of-law principles.

[The remainder of this page intentionally left blank.]

JNL SERIES TRUST on behalf of
its portfolios listed on appendix a hereto

By: /s/ Mark D. Nerud
Name: Mark D. Nerud
Title:  President and Chief Executive Officer

STATE STREET BANK AND TRUST COMPANY

By: /s/ Michael Rogers
Name: Michael Rogers
Title: Executive Vice President

Appendix A

JNL/Goldman Sachs U.S. Equity Flex Fund

Annex I

Class Action Selection Form